UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 1, 2008

ALLSTATE LIFE INSURANCE COMPANY

(Exact name of Registrant as Specified in Charter)

Illinois	0-31248	36-2554642
(State or other jurisdiction of organization)	(Commission File Number)	(IRS Employer Identification No.)

3100 Sanders Road
	Northbrook, Illinois	60062
	(Address of Principal Executive Offices)	Zip

Registrant’s telephone number, including area code: (847) 402-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01.              Entry into a Material Definitive Agreement

On February 1, 2008, the Registrant entered into a Capital Support Agreement with Allstate Insurance Company (“AIC”), effective December 14, 2007.  By entering into this agreement, AIC will be able to more efficiently manage its capital, including capital invested in the Registrant, on both an ongoing basis and under unusual or unprecedented events that might have an impact on the capital and surplus of AIC or the Registrant, including but not limited to natural or manmade catastrophes and events in the capital markets.

Also on February 1, 2008, the Registrant entered into an Intercompany Liquidity Agreement with AIC, effective January 1, 2008.  The agreement establishes a process for making short-term advances between affiliates.  Under the agreement, the maximum amount of advances that AIC and the Registrant (each individually) can have outstanding at any one time to affiliates in the aggregate is limited to $1 billion, as is the maximum amount of advances that AIC and the Registrant (each individually) can have outstanding at any one time from affiliates in the aggregate (without netting these amounts.)  The agreement does not establish a commitment to advance funds.  Advances under the agreement are made at the sole discretion of the party being asked to make an advance at the time of the advance; are payable upon demand following at least ten business days prior notice; and can be prepaid without penalty.

The Registrant is a wholly owned subsidiary of Allstate Insurance Company, a wholly owned subsidiary of The Allstate Corporation.

Section 9 — Financial Statements and Exhibits

Item 9.01.              Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description

10.1	Capital Support Agreement

10.2	Intercompany Liquidity Agreement

SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLSTATE LIFE INSURANCE COMPANY

	By:	/s/ Michael J. Velotta
		Name:	Michael J. Velotta
		Title:	Senior Vice President, General
Counsel and Secretary

Date: February 6, 2008